Exhibit 21.1

LIST OF SUBSIDIARIES

180 Jamaica Corp.
201 West Sotello Realty, Inc.
Airport Services, Inc.
Amboy Bus Co., Inc.
Atlantic Escorts Inc.
Atlantic Express Coachways, Inc.
Atlantic Express New England, Inc.
Atlantic Express of California, Inc.
Atlantic Express of Illinois, Inc.
Atlantic Express of L.A. Inc.
Atlantic Express of Missouri Inc.
Atlantic Express of New Jersey, Inc.
Atlantic Express of Pennsylvania, Inc.
Atlantic Express of South Carolina, Inc.
Atlantic Express of Upstate New York, Inc.
Atlantic Paratrans of Arizona, Inc.
Atlantic Paratrans of NYC, Inc.
Atlantic Paratrans of Pennsylvania, Inc.
Atlantic Paratrans, Inc.
Atlantic Queens Bus Corp.
Atlantic Transit, Corp.
Atlantic-Chittenango Real Property Corp.
Atlantic-Conn. Transit, Inc.
Atlantic-Hudson, Inc.
Block 7932, Inc.
Brookfield Transit Inc.
Central New York Reorganization Corp.
Courtesy Bus Co., Inc.
Fiore Bus Service, Inc.
Groom Transportation, Inc.
G.V.D. Leasing Co., Inc.
James McCarty Limo Service, Inc.
Jersey Bus Sales, Inc.
Jersey Business Land Co., Inc.
K. Corr, Inc.
McIntire Transportation, Inc.
Merit Transportation Corp.
Metro Affiliates, Inc.
Metropolitan Escort Service, Inc.
Midway Leasing Inc.
Mountain-Atlantic, Inc.
R. Fiore Bus Service, Inc.
Raybern Bus Service, Inc.
Raybern Capital Corp.
Raybern Equity Corp.
Robert L. McCarthy & Son, Inc.
Staten Island Bus, Inc.
Temporary Transit Service, Inc.
Transcomm, Inc.
Winsale, Inc.
Wrightholm Bus Line, Inc.